Exhibit 99.1

Amplitude Announces First Quarter 2026 Financial Results

•
Annual Recurring Revenue was $374 million, up 17% year-over-year
•
Remaining performance obligations of $427.4 million, up 31% year-over-year
•
First quarter revenue of $93.5 million, up 17% year-over-year
•
First quarter Net Cash used in Operations of $11.6 million and Free Cash Flow of $(13.2) million

SAN FRANCISCO – May 6, 2026 – Amplitude, Inc. (Nasdaq: AMPL), the leading AI analytics platform, today announced financial results for its first quarter ended March 31, 2026.

"We're entering a new era of analytics—one where AI can monitor your product around the clock, and free up your team to focus on improving the experience,” said Spenser Skates, co-founder and CEO of Amplitude. "The real advantage is how quickly a team can learn, iterate, improve, and automate. Agentic analytics is the key."

"We continue to deliver consistent execution on our core business as we rapidly innovate for the next generation of builders. We expanded multi-product ARR to 77%, expanded our enterprise customer base, and drove strong early adoption of our new pricing and packaging, which represented 25% of our total contracted ARR in the quarter." said Andrew Casey, CFO of Amplitude. "We will continue to invest in our customer’s adoption of our AI technologies as we increase the value that our platform can deliver."

First Quarter 2026 Financial Highlights:

(in millions, except per share and percentage amounts)

	First Quarter 2026	First Quarter 2025	Y/Y Change
Annual Recurring Revenue	$374	$320	17%
Revenue	$93.5	$80.0	17%
GAAP Loss from Operations	$(24.1)	$(24.2)	$0.1
Non-GAAP Loss from Operations	$(3.1)	$(2.1)	$(1.0)
GAAP Net Loss Per Share, Basic and Diluted	$(0.17)	$(0.17)	$0.0
Non-GAAP Net Loss Per Share, Basic and Diluted	$(0.02)	$(0.00)	$(0.02)
Net Cash Used in Operating Activities	$(11.6)	$(8.0)	$(3.6)
Free Cash Flow	$(13.2)	$(9.2)	$(4.0)

Non-GAAP income (loss) from operations and non-GAAP net income (loss) per share exclude expenses related to stock-based compensation expense and related employer payroll taxes and amortization of acquired intangible assets. Stock-based compensation expense and the related employer payroll taxes were $20.5 million in the first quarter of 2026 compared to $21.8 million in the first quarter of 2025. Free cash flow is GAAP net cash provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalized internal-use software costs. The section titled "Non-GAAP Financial Measures" below contains a description of the non-GAAP financial measures. Reconciliations of historical GAAP to non-GAAP information are presented in the accompanying tables.

First Quarter and Recent Business Highlights:

•
Introduced Global Agent, a system-wide AI Agent that continuously understands customer behavior across charts, experiments, and sessions, answers questions, explains why metrics move, and takes action in real time. We also shipped Specialized Agents that asynchronously work to track performance, monitor conversion funnels, and analyze user sentiment while pushing updates into email or Slack.
•
Expanded Model Context Protocol (MCP), a shared behavioral intelligence layer that brings trusted Amplitude insights directly into tools like Claude, Cursor, Slack, and Figma, enabling teams to act on customer data without leaving their workflow.

•
Introduced Amplitude AI Assistant, an in-product support agent that delivers personalized, behavior-aware assistance directly inside your product. It answers questions, triggers walkthroughs, takes action, while connecting every conversation to activation, retention, and conversion metrics in real time.
•
Introduced Agent Analytics, an new analytics system that bridges product analytics and LLM observability, enabling teams to measure AI agent quality at scale, trace failures to root cause across prompts, tools, and context, and directly connect agent performance to business outcomes like retention, conversion, and revenue.
•
Announced a strategic partnership with Statsig to take on its brand and customers. Amplitude will also maintain and develop the current Statsig platform across the cloud and data warehouse, including support for existing customers.
•
Annual Recurring Revenue was $374 million, an increase of 17% year-over-year and an increase of $54.2 million compared to the first quarter of 2025.
•
GAAP Net Loss per share was $(0.17), based on 133.3 million basic shares, compared to a loss of $(0.17) per share, based on 129.7 million basic shares, in the first quarter of 2025.
•
Non-GAAP Net Loss per share was $(0.02), based on 133.3 million basic shares, compared to $(0.00) per share, based on 129.7 million basic shares, in the first quarter of 2025.
•
Net Cash used in Operations was $11.6 million, a $3.6 million increase year-over-year.
•
Free Cash Flow was $(13.2) million, a $4.0 million decrease year-over-year.
•
The number of customers with $100,000 or greater in ARR increased to 727, or 18% year-over-year growth.
•
The number of customers with $1.0 million or greater in ARR increased to 55, or 25% year-over-year growth.

Financial Outlook:

The second quarter and full year 2026 outlook information provided below is based on Amplitude’s current estimates and is not a guarantee of future performance. These statements are forward-looking and actual results may differ materially. Refer to the “Forward-Looking Statements” section below for information on the factors that could cause Amplitude’s actual results to differ materially from these forward-looking statements.

For the second quarter and full year 2026, the Company expects:

	Second Quarter 2026	Full Year 2026
Revenue	$96.9 - $99.1 million	$397.0 - $403.0 million
Non-GAAP Operating Income (Loss)	$(3.6) - $(1.6) million	$2.5 - $6.5 million
Non-GAAP Net Income (Loss) Per Share, diluted	$(0.02) - $(0.01)	$0.03 - $0.06
Weighted Average Shares Outstanding	134.0 million, basic	145.1 million, diluted

An outlook for GAAP income (loss) from operations, GAAP net income (loss), GAAP net income (loss) per share and a reconciliation of expected non-GAAP income (loss) from operations to GAAP income (loss) from operations, expected non-GAAP net income (loss) to GAAP net income (loss), and expected non-GAAP net income (loss) per share to GAAP net income (loss) per share have not been provided as the quantification of certain items included in the calculation of GAAP income (loss) from operations, GAAP net income (loss) and GAAP net income (loss) per share cannot be reasonably calculated or predicted at this time without unreasonable efforts. For example, the non-GAAP adjustment for stock-based compensation expense requires additional inputs such as the number and value of awards granted that are not currently ascertainable, and the non-GAAP adjustment for amortization of acquired intangible assets depends on the timing and value of intangible assets acquired that cannot be accurately forecasted.

Conference Call Information:

Amplitude will host a live video webcast to discuss its financial results for its first quarter ended March 31, 2026, as well as the financial outlook for its second quarter and full year 2026 today at 2:00 PM Pacific Time / 5:00 PM Eastern Time. Interested parties may access the webcast, earnings press release, and investor presentation on the events section of Amplitude’s investor relations website at investors.amplitude.com. A replay will be available in the same location a few hours after the conclusion of the live webcast.

Forward-Looking Statements:

This press release contains express and implied "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s financial outlook for the second quarter and full year 2026, the opportunity for the use of AI to drive value for the Company going forward, the Company’s growth strategy and business aspirations, the Company's market position and market opportunity, and the Company's share repurchase program. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” and “outlook,” or the negative version of those words or phrases or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not statements of historical fact, and are based on current expectations, estimates, and projections about the Company’s industry as well as certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. These statements are subject to numerous uncertainties and risks that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including risks related to: the Company’s limited operating history and rapid growth over the last several years, which makes it difficult to forecast the Company’s future results of operations; the Company’s history of losses; any decline in the Company’s customer retention or expansion of its commercial relationships with existing customers or an inability to attract new customers; expected fluctuations in the Company’s financial results, making it difficult to project future results; the Company’s focus on sales to larger organizations and potentially increased dependency on those relationships, which may increase the variability of the Company’s sales cycles and results of operations; downturns or upturns in new sales, which may not be immediately reflected in the Company’s results of operations and may be difficult to discern; unfavorable conditions in the Company’s industry or the global economy, including as a result of the imposition of tariffs or other trade protection measures, or reductions in information technology spending, which could limit the Company’s ability to grow its business; the market for SaaS applications, which may develop more slowly than the Company expects or decline; the Company’s intellectual property rights, which may not protect its business or provide the Company with a competitive advantage; and evolving privacy and other data-related laws; and the impact of sanctions related to Russia on the Company’s ability to collect receivables. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be included under the caption "Risk Factors" and elsewhere in the reports and other documents that the Company files with the Securities and Exchange Commission from time to time, including the Company’s Quarterly Report on Form 10-Q being filed at or around the date hereof. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Non-GAAP Financial Measures:

This press release includes financial information that has not been prepared in accordance with GAAP. The Company uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company’s ongoing operational performance. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors. There are a number of limitations related to the use of non-GAAP financial measures versus comparable financial measures determined under GAAP. For example, other companies in the Company’s industry may calculate these non-GAAP financial measures differently or may use other measures to evaluate their performance. In addition, free cash flow does not reflect the Company’s future contractual commitments and the total increase or decrease of its cash balance for a given period.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the Company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below.

Non-GAAP Gross Profit, Non-GAAP Gross Margin, Non-GAAP Operating Expenses, Non-GAAP Income (Loss) from Operations, Non-GAAP Operating Margin, Non-GAAP Net Income (Loss), and Non-GAAP Net Income (Loss) per Share:

The Company defines these non-GAAP financial measures as their respective GAAP measures, excluding expenses related to stock-based compensation expense and related employer payroll taxes, amortization of acquired intangible assets, and non-recurring costs such as restructuring and other related charges. The Company excludes stock-based compensation expense and related employer payroll taxes, which is a non-cash expense, from certain of its non-GAAP financial measures because it believes that excluding this item provides meaningful supplemental information regarding operational performance. The Company excludes amortization of intangible assets, which is a non-cash expense, related to business combinations from certain of its non-GAAP financial measures because such expenses are related to business combinations and have no direct correlation to the operation of the Company’s business. Although the Company excludes these expenses from certain non-GAAP financial measures, the revenue from acquired companies subsequent to the date of acquisition is reflected in these measures and the acquired intangible assets contribute to the Company’s revenue generation. The Company excludes non-recurring costs from certain of its non-GAAP financial measures because such expenses do not repeat period-over-period and are not reflective of the ongoing operation of the Company’s business.

The Company uses non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP operating margin, non-GAAP net income (loss), and non-GAAP net income (loss) per share in conjunction with its traditional GAAP measures to evaluate the Company’s financial performance. The Company believes that these measures provide its management, board of directors, and investors consistency and comparability with its past financial performance and facilitate period-to-period comparisons of operations.

Free Cash Flow and Free Cash Flow Margin:

The Company defines free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalized internal-use software costs. Free cash flow margin is calculated as free cash flow divided by total revenue. The Company believes that free cash flow and free cash flow margin are useful indicators of liquidity that provide its management, board of directors, and investors with information about its future ability to generate or use cash to enhance the strength of its balance sheet and further invest in its business and pursue potential strategic initiatives.

Definitions of Business Metrics:

Annual Recurring Revenue

The Company defines Annual Recurring Revenue (“ARR”) as the annual recurring revenue of subscription agreements at a point in time based on the terms of customers’ contracts, including certain premium services that are subject to contractual subscription terms and Plus customers that we expect to recur. ARR should be viewed independently of revenue, and does not represent the Company’s GAAP revenue on an annualized basis, as it is an operating metric that can be impacted by contract start and end dates and renewal rates. ARR is also not intended to be a forecast of revenue.

Dollar-Based Net Retention Rate

The Company calculates dollar-based net retention rate as of a period end by starting with the ARR from the cohort of all customers as of 12 months prior to such period-end (the “Prior Period ARR”). The Company then calculates the ARR from these same customers as of the current period-end (the “Current Period ARR”). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months, but excludes ARR from new customers as well as any overage charges in the current period. The Company then divides the total Current Period ARR by the total Prior Period ARR to arrive at the dollar-based net retention rate ("NRR"). The Company then calculates the average of the trailing 12-month dollar-based net retention rates, to arrive at the dollar-based net retention rate (“NRR (TTM)”).

About Amplitude:

Amplitude is the leading AI analytics platform, helping over 4,900 customers—including Atlassian, Burger King, NBCUniversal, and Square—build better products and digital experiences. With powerful AI Agents embedded across our platform, teams can analyze, test, and optimize user experiences faster than ever. Ranked #1 across multiple categories in G2’s Winter 2026 Report, Amplitude is the best-in-class solution for product, data, and marketing teams. Learn more at amplitude.com.

Contacts

Investor Relations

John Streppa

ir@amplitude.com

Media Contact

press@amplitude.com

AMPLITUDE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2026	December 31, 2025
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$86,590	$81,119
Restricted cash, current	52	—
Marketable securities, current	95,335	110,882
Accounts receivable, net	40,899	23,423
Prepaid expenses and other current assets	21,170	22,859
Deferred commissions, current	19,106	18,380
Total current assets	263,152	256,663
Marketable securities, non-current	31,544	60,543
Property and equipment, net	19,282	18,632
Intangible assets, net	7,849	6,376
Goodwill	25,180	25,180
Restricted cash, non-current	850	850
Deferred commissions, non-current	36,128	35,135
Operating lease right-of-use assets	9,316	9,045
Other non-current assets	8,441	8,260
Total assets	$401,742	$420,684
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,025	$5,734
Accrued expenses	37,249	37,124
Deferred revenue	133,422	121,888
Total current liabilities	173,696	164,746
Operating lease liabilities, non-current	6,597	6,882
Non-current liabilities	4,144	3,710
Total liabilities	184,437	175,338
Stockholders’ equity:
Common stock	1	1
Additional paid-in capital	786,853	791,146
Accumulated other comprehensive income	115	589
Accumulated deficit	(569,664)	(546,390)
Total stockholders’ equity	217,305	245,346
Total liabilities and stockholders’ equity	$401,742	$420,684

AMPLITUDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2026	2025
Revenue	$93,492	$79,953
Cost of revenue (1)	25,209	20,204
Gross profit	68,283	59,749
Operating expenses:
Research and development (1)	25,321	23,533
Sales and marketing (1)	50,803	44,146
General and administrative (1)	16,299	16,268
Total operating expenses	92,423	83,947
Loss from operations	(24,140)	(24,198)
Other income (expense), net	1,956	2,745
Loss before provision for (benefit from) income taxes	(22,184)	(21,453)
Provision for (benefit from) income taxes	1,090	778
Net loss	$(23,274)	$(22,231)
Net loss per share
Basic and diluted	$(0.17)	$(0.17)
Weighted-average shares used in calculating net loss per share:
Basic and diluted	133,303	129,696

(1) Amounts include stock-based compensation expense as follows:

	Three Months Ended March 31,
	2026	2025
Cost of revenue	$1,210	$1,267
Research and development	6,409	7,506
Sales and marketing	8,388	7,819
General and administrative	3,955	4,005
Total stock-based compensation expense	$19,962	$20,597

AMPLITUDE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(23,274)	$(22,231)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities
Depreciation and amortization	2,758	2,285
Stock-based compensation expense	19,962	20,597
Non-cash operating lease costs	1,130	1,128
Other	748	254
Changes in operating assets and liabilities:
Accounts receivable	(17,709)	(15,380)
Prepaid expenses and other current assets	1,165	1,633
Deferred commissions	(1,719)	(707)
Other non-current assets	(183)	(819)
Accounts payable	(3,554)	1,184
Accrued expenses	(1,611)	(1,873)
Deferred revenue	11,270	7,333
Operating lease liabilities	(592)	(1,426)
Net cash provided by (used in) operating activities	(11,609)	(8,022)
Cash flows provided by (used in) investing activities:
Cash received from maturities of marketable securities	26,000	8,550
Cash received from sale of marketable securities	22,051	—
Purchase of marketable securities	(4,157)	(33,735)
Purchase of property and equipment	(435)	(439)
Capitalization of internal-use software costs	(1,134)	(765)
Issuance of bridge loan	(186)	—
Net cash provided by (used in) investing activities	42,139	(26,389)
Cash flows provided by (used in) financing activities:
Proceeds from the exercise of stock options	459	1,529
Cash received for tax withholding obligations on equity award settlements	667	1,378
Cash paid for tax withholding obligations on equity award settlements	(5,405)	(8,997)
Repurchase of common stock	(20,728)	—
Net cash provided by (used in) financing activities	(25,007)	(6,090)
Net increase (decrease) in cash, cash equivalents, and restricted cash	5,523	(40,501)
Cash, cash equivalents, and restricted cash at beginning of the period	81,969	172,559
Cash, cash equivalents, and restricted cash at end of the period	$87,492	$132,058

AMPLITUDE, INC.

Reconciliation of GAAP to Non-GAAP Data

(In thousands, except percentages and per share amounts)

(unaudited)

	Three Months Ended March 31,
	2026	2025
Reconciliation of gross profit and gross margin
GAAP gross profit	$68,283	$59,749
Plus: stock-based compensation expense and related employer payroll taxes	1,210	1,267
Plus: amortization of acquired intangible assets	457	182
Non-GAAP gross profit	$69,950	$61,198
GAAP gross margin	73.0%	74.7%
Non-GAAP adjustments	1.8%	1.8%
Non-GAAP gross margin	74.8%	76.5%
Reconciliation of operating expenses
GAAP research and development	$25,321	$23,533
Less: stock-based compensation expense and related employer payroll taxes	(6,724)	(8,079)
Non-GAAP research and development	$18,597	$15,454
GAAP research and development as percentage of revenue	27.1%	29.4%
Non-GAAP research and development as percentage of revenue	19.9%	19.3%
GAAP sales and marketing	$50,803	$44,146
Less: stock-based compensation expense and related employer payroll taxes	(8,445)	(8,158)
Less: amortization of acquired intangible assets	(61)	(122)
Non-GAAP sales and marketing	$42,297	$35,866
GAAP sales and marketing as percentage of revenue	54.3%	55.2%
Non-GAAP sales and marketing as percentage of revenue	45.2%	44.9%
GAAP general and administrative	$16,299	$16,268
Less: stock-based compensation expense and related employer payroll taxes	(4,119)	(4,273)
Non-GAAP general and administrative	$12,180	$11,995
GAAP general and administrative as percentage of revenue	17.4%	20.3%
Non-GAAP general and administrative as percentage of revenue	13.0%	15.0%
Reconciliation of operating loss and operating margin
GAAP loss from operations	$(24,140)	$(24,198)
Plus: stock-based compensation expense and related employer payroll taxes	20,499	21,777
Plus: amortization of acquired intangible assets	518	304
Non-GAAP income (loss) from operations	$(3,123)	$(2,117)
GAAP operating margin	(25.8)%	(30.3)%
Non-GAAP adjustments	22.5%	27.6%
Non-GAAP operating margin	(3.3%)	(2.6%)
Reconciliation of net income (loss)
GAAP net income (loss)	$(23,274)	$(22,231)
Plus: stock-based compensation expense and related employer payroll taxes	20,499	21,777
Plus: amortization of acquired intangible assets	518	304
Less: income tax effect of non-GAAP adjustments	—	—
Non-GAAP net income (loss)	$(2,257)	$(150)
Reconciliation of net income (loss) per share
GAAP net income (loss) per share, basic	$(0.17)	$(0.17)
Non-GAAP adjustments to net income (loss)	0.15	0.17
Non-GAAP net income (loss) per share, basic	$(0.02)	$(0.00)
Non-GAAP net income (loss) per share, diluted	$(0.02)	$(0.00)
Weighted-average shares used in GAAP and non-GAAP per share calculation, basic	133,303	129,696
Weighted-average shares used in GAAP and non-GAAP per share calculation, diluted (1)	133,303	129,696

Note: Certain figures may not sum due to rounding

(1) For the three months ended March 31, 2026 and March 31, 2025, the weighted average shares used in the GAAP per share calculation excludes 5.3 million shares and 10.0 million shares, respectively, as the effect is anti-dilutive in the period.

AMPLITUDE, INC.

Reconciliation of GAAP Cash Flows from Operations to Free Cash Flow

(In thousands, except percentages)

(unaudited)

	Three Months Ended March 31,
	2026	2025
Net cash provided by (used in) operating activities	$(11,609)	$(8,022)
Less:
Purchases of property and equipment	(435)	(439)
Capitalization of internal-use software costs	(1,134)	(765)
Free cash flow	$(13,178)	$(9,226)
Net cash provided by (used in) operating activities margin	(12.4)%	(10.0)%
Non-GAAP adjustments	(1.7)%	(1.5)%
Free cash flow margin	(14.1%)	(11.5%)

Note: Certain figures may not sum due to rounding

AMPLITUDE, INC.

Historicals - Key Business Metrics

(In millions, except percentages)

(unaudited)

	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025	December 31, 2025	March 31, 2026
Annual Recurring Revenue (ARR)	$312	$320	$335	$347	$366	$374
Dollar-based Net Retention Rate (NRR)	100%	101%	104%	104%	105%	106%
Dollar-based Net Retention Rate (NRR TTM)	97%	98%	99%	102%	104%	105%